NEWS RELEASE

BIOLASE NAMES JEFFREY M. NUGENT PERMANENT PRESIDENT
AND CHIEF EXECUTIVE OFFICER

Nugent Previously Served as Acting CEO since June;
Will Focus on Expanding Company’s Global Leadership in Dental Lasers

IRVINE, CA (September 2, 2014) — BIOLASE, Inc. (NASDAQ:BIOL), the world’s leading manufacturer and distributor of dental lasers, today announced that Jeffrey M. Nugent has been named President and Chief Executive Officer by the Company’s Board of Directors, effective immediately. Nugent has served as Acting Chief Executive Officer and a member of the Board of Directors since June 2014.

Nugent has a broad background in the medical device, medical laser technology and dental industries. Most recently, in 2010, he was founder, President, and Chief Executive Officer of Precision Dermatology, Inc, a privately-held dermatology therapeutics company that was recently acquired by Valeant Pharmaceuticals International, Inc.

Paul N. Clark, Chairman of the BIOLASE Board of Directors, noted that Nugent has already had a positive impact on BIOLASE during his brief tenure as Acting Chief Executive Officer, establishing a Global Commercialization Team and choosing new leaders of the sales and marketing divisions.

“Jeff brings considerable experience in the global medical device and dental fields to BIOLASE, and has a proven track record of results-based leadership,” said Clark. “His expertise in global commercialization, driving clinical excellence, and his disciplined approach to operations is what we need at this critical time for BIOLASE. With our established product pipeline, dominant position in the medical laser marketplace, and talented and loyal employee base, we are very pleased to have an executive of Jeff’s stature to lead the team.”

Previously, Nugent was Chairman and Chief Executive Officer of Ascension Orthopedics, a maker of joint replacement implants, President and Chief Executive Officer of Revlon Inc., and Worldwide President and Chief Executive Officer of Neutrogena Corporation. He also spent more than 20 years in leadership roles at Johnson & Johnson in research and development, marketing and general management, and was responsible for that company’s dental business.

“I had been aware of BIOLASE and its potential for sometime before joining the Company,” Nugent said. “I have accepted the permanent President and CEO roles because building successful companies and finishing what I start is part of my DNA. Also, I believe that there is great value in BIOLASE and I’m excited to lead the team and expand BIOLASE’s global leadership in dental lasers.”

Nugent has a Bachelor’s Degree in mathematics from St. Joseph’s College and an MBA in marketing and finance from Loyola University in Chicago.

About BIOLASE, Inc.
BIOLASE, Inc. is a biomedical device company that develops, manufactures, and markets innovative lasers in dentistry and medicine and also markets and distributes high-end 2D and 3D digital imaging equipment, CAD/CAM intraoral scanners, and in-office milling machines and 3D printers. BIOLASE’s products are focused on technologies that advance the practice of dentistry and medicine and offer benefits and value to healthcare professionals and their patients. The Company’s proprietary laser products incorporate approximately 300 patented and patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. Its innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold more than 26,000 laser systems. Laser products under development address the Company’s core dental market and other adjacent medical and consumer markets.

For updates and information on WaterLase and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Pinterest at www.pinterest.com/biolase, LinkedIn at www.linkedin.com/company/biolase, Google+ at www.google.com/+BIOLASEIrvine, Instagram at www.instagram.com/biolaseinc, and YouTube at www.youtube.com/biolasevideos.

BIOLASE® and WaterLase® are registered trademarks of BIOLASE, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning prospects related to BIOLASE’s strategic initiatives and anticipated financial performance. Forward-looking statements can also be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current perspective of existing trends and information and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors affecting BIOLASE’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that may be detailed, from time-to-time, in BIOLASE’s reports filed with the SEC. BIOLASE does not undertake any responsibility to revise or update any forward-looking statements contained herein.

For further information, please contact:
Rene Caron
Allen & Caron
949-474-4300
rene@allencaron.com